SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                         (Date of earliest event reported):

                                  July 11, 2000
                      ----------------------------------------


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                               1-8002                         04-2209186
--------                               ------                         ----------
(State or other jurisdiction      (Commission File              (I.R.S. Employer
of incorporation or organization)      Number)            Identification Number)


81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)



                                   (781) 622-1000
                         (Registrant's telephone number
                              including area code)

      This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the Registrant's Amendment No. 2 to Registration Statement on Form S-4 [Reg. No. 333-35478] filed with the Securities and Exchange Commission on June 27, 2000. These include risks and uncertainties relating to: the Registrant's ability to complete its corporate reorganization, the need for a favorable Internal Revenue Service ruling regarding planned spin-offs of certain subsidiaries, divestitures planned as part of the reorganization, integration of the instrument businesses, issuance of significant amounts of additional shares as part of the reorganization, liquidity and prospective performance of the subsidiaries to be spun off, guarantees of obligations of the subsidiaries to be spun off, stock price volatility, goodwill acquired by the Registrant, internal growth, the effect of exchange rate fluctuations on the Registrant's significant international operations, the need to develop new products and adapt to significant technological change, changes in governmental regulations, and dependence of demand on capital spending and government funding policies.

Item 5.  Other Events

      On July 11, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding the appointment of Marijn Dekkers as chief operating officer.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


         (a)      Financial Statements of Business Acquired: Not applicable.

         (b)      Pro Forma Financial Information: Not applicable.

         (c)      Exhibits

                 99     Press Release dated July 11, 2000.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 11th day of July, 2000.


                                        THERMO ELECTRON CORPORATION


                                        By:   /s/ Theo Melas-Kyriazi
                                              ----------------------------------
                                              Theo Melas-Kyriazi
                                              Vice President and Chief Financial
                                              Officer

                                                                      Exhibit 99


Investment Contact: 781-622-1111
Media Contact: 781-622-1252


            Thermo Electron Names Marijn Dekkers Chief Operating Officer

WALTHAM, Mass., July 11, 2000 - Thermo Electron Corporation (NYSE-TMO) announced today that it has appointed Marijn (pronounced Ma-rye-in) Dekkers chief operating officer of the company, effective immediately. Mr. Dekkers comes to Thermo Electron from Honeywell International (formerly AlliedSignal), where he most recently served as president of its $1.1 billion electronics materials division, based in Sunnyvale, California.

      "Thermo Electron is relentlessly pursuing its new direction as one dynamic operating company," said Richard F. Syron, chairman and chief executive officer of Thermo Electron. "And Marijn Dekkers brings an outstanding track record of driving growth and productivity, as well as an impressive technical background. These assets, combined with Mr. Dekkers' international experience and all-around leadership skills, will be key as we implement our aggressive growth strategies in measurement and detection instruments."

      A native of the Netherlands, Mr. Dekkers, 42, holds a PhD in chemical engineering from the University of Eindhoven. He started his career as a research scientist at General Electric's corporate R&D center in Schenectady, New York, where he authored 40 scientific articles. He also holds 30 patents related to his work there. From 1985 to 1995, he held various operating positions with GE in both the United States and Europe. He joined AlliedSignal in 1995.

      Mr. Dekkers replaces Earl Lewis, who will be leaving the company to pursue other business opportunities. "Earl has made enormous contributions to the growth of Thermo Electron's instrument businesses over the past 16 years," said Syron, "particularly with regard to the company's aggressive acquisition strategy during that time frame. We wish him all the best in his future endeavors."

      Thermo Electron Corporation is a leading provider of analytical and monitoring instruments used in a broad range of applications, from life sciences research to telecommunications to food and beverage production. In addition, Thermo Electron serves the healthcare market through a family of medical companies, and is a major producer of paper recycling systems and provides fiber-recovery products. As announced on January 31, 2000, the company has initiated a major reorganization that would transform it into one publicly traded entity focused on its core instruments business. The company's medical products and paper recycling businesses will be spun off as dividends to Thermo Electron shareholders. More information is available on the Internet at http://www.thermo.com.